EXHIBIT 21

                               LeCROY CORPORATION

                           Subsidiaries of the Company

    The following are the subsidiary companies of the Company as of August 1, 1999, all of which are 100% owned:

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------
Digitech Industries, Inc.                       Connecticut

LeCroy, S.A.                                    Switzerland

LeCroy, Ltd.                                    England

LeCroy, G.m.b.H.                                Germany

LeCroy, S.A.R.L.                                France

LeCroy, S.R.L.                                  Italy

LeCroy Foreign Sales Corporation                U.S. Virgin Islands

LeCroy Japan Corporation                        Japan

Vigilant Networks, Inc.                         Delaware

LeCroy Corporation                              Hong Kong

LeCroy Korea Ltd.                               South Korea

Preamble Instruments, Inc.                      Delaware

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